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EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Amended Quarterly Report of Universal Detection Technology (the "Registrant") on Form 10-Q/A for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jacques Tizabi, Principal Executive Officer and Acting Principal Financial Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.



                                            /s/ Jacques Tizabi
                                            ------------------------
Dated:  July 29, 2008                       Jacques Tizabi
                                            Principal Executive Officer and
                                            Acting Principal Financial Officer
                                            and Principal Accounting Officer